ASSIGNMENT AND ASSUMPTION
OF
PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (this “Assignment”) dated as of January 7, 2010, is made and entered into by and between GRUBB & ELLIS EQUITY ADVISORS, LLC, a Delaware limited liability company (“Assignor”), and G&E HEALTHCARE REIT II SARTELL MOB, LLC, a Delaware limited liability company (“Assignee”), with reference to the following Recitals:

RECITALS

A. Assignor is “Buyer” under that certain Real Estate Purchase Agreement and Escrow Instructions mutually executed as of January 7, 2010, by and between Assignor and Stingray Properties, LLC, a Minnesota limited liability company, as the same may be amended (the “Purchase Agreement”), wherein Assignor agreed to purchase certain real property commonly known as the Center for Neurosurgery and Spine, as more particularly described in the Purchase Agreement, on the terms and conditions set forth in the Purchase Agreement.

B. Assignor desires to assign and transfer to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title, claim and interest in, to and under the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

AGREEMENT

1. Assignment; Assumption. Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title, claim and interest as “Buyer” or otherwise in, to and under the Purchase Agreement. By executing this Assignment, Assignee hereby accepts such assignment and expressly agrees to assume and be bound by all of the provisions of the Purchase Agreement from and after the date hereof.

2. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

3. Counterparts. This Assignment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[Signatures on next page]IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their duly authorized representatives as of the date first written above.

ASSIGNOR:

GRUBB & ELLIS EQUITY ADVISORS, LLC,
a Delaware limited liability company

By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Title: Executive Vice President

ASSIGNEE:

G&E HEALTHCARE REIT II SARTELL MOB, LLC,

a Delaware limited liability company

By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, L.P.,
a Delaware limited partnership
Title: Sole Member

By: GRUBB & ELLIS HEALTHCARE REIT II, INC.,

a Maryland corporation
Title: General Partner

By: /s/ Shannon K. Johnson
Name: Shannon K. Johnson
Title: Chief Financial Officer